UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2016
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2016, Container Applications Limited (“CAL”), a wholly owned subsidiary of CAI International, Inc. (the  “Company”), entered into an Amended and Restated Term Loan Agreement (the “Restated Loan Agreement”) among CAL, as Borrower, the Company, as Guarantor, the lending institutions from time to time listed on Schedule 1 thereto (the “Lenders”), Suntrust Bank, as administrative agent, acting for itself and the other Lenders, and Suntrust Robinson Humphrey, Inc. as sole lead arranger and bookrunner.  The Restated Loan Agreement provides for a five-year, floating rate term loan of up to $100 million for the acquisition of shipping containers, which is secured by certain assets of CAL and guaranteed by the Company.  The Restated Loan Agreement amends and restates the terms of that certain Term Loan Agreement, dated April 11, 2012, among CAL, the Company and the financial institutions referred to therein (the “Prior Agreement”).

Among other things, the Restated Loan Agreement refinances the Prior Agreement and eliminates certain investment restrictions thereby allowing for increased investments in other types of equipment.  The interest rates under the Restated Loan Agreement vary depending upon whether the loans are characterized as Base rate loans or Eurodollar rate loans, with interest rates on Base rate loans for any fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the Prime Rate, and (c) the Eurodollar Rate (for a period of one month) plus 1.00%, in each case plus 0.75%.  Interest rates for Euro Dollar Rate Loans shall be the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate plus 1.75%.  In addition, the Restated Loan Agreement provides CAL the ability to increase the commitments under the facility by up to an additional $100 million subject to certain conditions, extends the maturity date to June 30, 2021 and revises certain of the covenants and restrictions under the Prior Agreement to provide CAL with additional flexibility.  Except as described above, the other material terms of the Restated Loan Agreement are substantially the same as the Prior Agreement.

The foregoing summary of the Restated Loan Agreement does not purport to be complete, and is subject to and is qualified in its entirety by the terms of the Restated Loan Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amended and Restated Term Loan Agreement, dated June 30, 2016, among Container Applications Limited, CAI International, Inc., the lending institutions from time to time listed on Schedule 1 hereto, Suntrust Bank, as administrative agent for itself and the other lenders and Suntrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: July 7, 2016	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1
Amended and Restated Term Loan Agreement, dated June 30, 2016, among Container Applications Limited, CAI International, Inc., the lending institutions from time to time listed on Schedule 1 hereto, Suntrust Bank, as administrative agent for itself and the other lenders and Suntrust Robinson Humphrey, Inc., as sole lead arranger and bookrunner.